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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

CORPORATE REALTY INCOME FUND I, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 Fifth Avenue, New York, New York		10017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.          Termination of a Material Definitive Agreement.

          As reported in Registrant’s Current Report on Form 8-K dated April 28, 2006, Registrant entered into a Purchase and Sale Agreement dated as of April 28, 2006 (the “Alamo Towers Sale Agreement”) with Adler Realty Investments, Inc. (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Alamo Towers situated in San Antonio, Texas.  The Alamo Towers Sale Agreement was subject to Purchaser’s due diligence investigation and the sale of the property would not occur unless Purchaser timely notified Registrant of its intention to proceed with the purchase.  On May 22, 2006, Purchaser notified Registrant of its decision to terminate the Alamo Towers Sale Agreement.  There was no material relationship between Registrant or its affiliates and Purchaser other than the Alamo Towers Sale Agreement.

          Registrant owns fee title to the Alamo Towers and its 13 acres of underlying land, free and clear of any liens and encumbrances.  The Alamo Towers is an office building consisting of two stand-alone 8-story towers that were built in 1975 and 1981 and contain approximately 183,400 net rentable square feet of office space and a 10,500 square foot basement.

          As of May 1, 2006, the office space in the property was approximately 81.2% leased to 37 tenants at an average current base rent (without reduction for any free rent periods) of approximately $15.91 per square foot.  Following is a schedule of expiration of such leases.

Expiration Year	Approximate Square Feet	% of Total	Avg. Current Rent/Sq.Ft.

2006	43,035	23.5%	$16.55
2007	6,262	3.4%	$16.26
2008	28,769	15.7%	$15.40
2009	45,021	24.6%	$16.03
2010	12,717	6.9%	$15.18
2011	5,372	2.9%	$16.36
2013	2,220	1.2%	$14.50
2014	5,213	2.8%	$15.25

          Upon termination of the Alamo Towers Sale Agreement, Registrant was required to return Purchaser’s downpayment in the amount of $100,000.

          Registrant intends to continue marketing the Alamo Towers for sale.  If it is successful in selling the Alamo Towers or another property, Registrant will use the net proceeds to fund capital improvements, tenant improvements, and leasing commissions at its New York property and to augment working capital and reduce accounts payable and accrued expenses.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME
FUND I, L.P.

	By:	1345 Realty Corporation,
Corporate General Partner

	By:	/s/ Robert F. Gossett, Jr.

	Name:	Robert F. Gossett, Jr.
	Title:	President
Dated: May 25, 2006

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